EXHIBIT 10.25

                            AGREEMENT

RECITALS

1. SciClone Pharmaceuticals, Inc. ("SciClone") and Alpha 1 Biomedicals. Inc. ("Alpha") are parties to a Thymosin Alpha 1 License Agreement, dated as of August 19, 1994, pursuant to which Alpha has licensed to SciClone the worldwide rights (except for several countries) to Thymosin alpha 1 (as defined in Schedule
A).

2. Dr. Allan L. Goldstein ("Goldstein"), the chief. scientific advisor of Alpha has significant knowledge regarding the composition, activity, laboratory and clinical experience of Thymosin alpha 1.

3. SciClone wishes to employ Goldstein to serve as a consultant to SciClone in connection with SciClone's development of Thymosin alpha 1, and Alpha wishes to make Goldstein's services available to SciClone.

AGREEMENT

In consideration of the foregoing and of the promises herein contained, the parties hereto agree as follows:

1.  Scope of Service.   The services performed by Goldstein for
SciClone pursuant to this Agreement are described in Schedule A hereto (the "Services").

2.  Compensation.   SciClone shall pay to Alpha for the Services
performed by Goldstein the consideration specified in Schedule B hereto. Goldstein shall have no recourse against SciClone for any payments due or made hereunder.

3.  Term.   This Agreement is for an initial term beginning on
October 15, 1995 and ending on October 14, 1996, and shall be automatically renewable thereafter for successive one-year terms, unless terminated in accordance with paragraph 14 hereunder.

4.  Proprietary Information.   (a) Goldstein agrees to maintain
in confidence and not disclose or use, either during or after the term of this Agreement, without the prior express written consent of SciClone, any proprietary or confidential information or know-how disclosed to Goldstein by SciClone in Goldstein's capacity as consultant to SciClone hereunder (the "Proprietary Information"), whether or not such Proprietary Information is the property of SciClone or the property of a SciClone licensor or other third party that disclosed the same to SciClone, and whether or not it is in written form, except (i) to the extent required to perform duties on behalf of SciClone in Goldstein's capacity as a consultant hereunder and only if agreed to in advance by the SciClone officer designated on Schedule C hereto (the "Designated Officer") and (ii) to the extent that disclosure may be required by law or legal process. Such Proprietary Information includes, but is not limited to, technical and business information relating to SciClone's inventions or products, licensing agreements, patent applications relating to SciClone's inventions or licensed to SciClone, research and development, production processes, manufacturing and engineering processes, machines and equipment, finances, customers, marketing, production and business plans. Upon termination of this Agreement or at the request of SciClone before termination, Goldstein will deliver to SciClone all written and tangible material in his possession incorporating the Proprietary Information. These obligations with respect to Proprietary Information extend to information belonging to customers and suppliers of SciClone, who may have disclosed such information to Goldstein as a result of Goldstein's status as a consultant to SciClone hereunder. (b) Goldstein and Alpha acknowledge and understood that the foregoing provision prohibits Goldstein from disclosing Proprietary Information to Alpha or any of its officers, directors, employees or agents, or using Proprietary Information on behalf of or in connection with work performed for Alpha.

5.  Inventions.

(a) Disclosure and Assignment. (i) Goldstein and Alpha each acknowledge and agree that, subject to the terms of any sponsored research agreement entered into between SciClone and The George Washington University or the Research Agreement (Moody), effective May 1 1990, entered into between Alpha and The George Washington University and assigned to SciClone, or the Research Agreement. effective May 1, 1990 entered into between Alpha and The George Washington University (Badamchian), any and all inventions, improvements, discoveries, technical developments and copyrighted works with respect to Thymosin alpha 1 (as defined on Schedule A hereto), whether or not patentable, which Goldstein conceives, develops or reduces to practice, solely or jointly with others and which result from any work Goldstein performs for SciClone hereunder ("Inventions") will become the sole and exclusive property of SciClone and will not be made available to others during or following the term of the Agreement without the advance written permission of the Designated Officer. (ii) Goldstein agrees to disclose promptly to the Designated Officer all matters which come to Goldstein's attention during the performance of Goldstein's activities pertaining to any and all Inventions.

(b) Representations. Goldstein represents and warrants that his activities on behalf of SciClone will not conflict with the Faculty Guidelines or Patent Policy with The George Washington University. Both Alpha and Goldstein agree that Goldstein is acting under this Agreement in Goldstein's capacity as a consultant to SciClone. Goldstein further agrees that the ownership of Inventions and patent rights as set forth in Sections 5(a) and (c) herein are in accordance with Section VII B(3) and VII E of the Patent Policy of The George Washington University.

(c) Assignment of Inventions. Subject to the terms of any sponsored research agreement entered into between SciClone and The George Washington University or the Research Agreement (Moody), effective May 1, 1990, entered into between Alpha and The George Washington University and assigned to SciClone, or the Research Agreement, effective May 1, 1990 entered into between Alpha and The George Washington University (Badamchian), Goldstein hereby assigns to SciClone his entire right to all the Inventions. Goldstein further agrees to cooperate with SciClone or its designee(s), both during and after the term of this Agreement, in the procurement and maintenance of SciClone's intellectual property rights as a result of Goldstein's work for SciClone with respect to Thymosin alpha i hereunder, and to sign all papers which SciClone may deem necessary and desirable for vesting SciClone or its designee(s) with such rights. Goldstein agrees to use his best efforts to keep and maintain adequate and current written records of any Inventions in the form of notes, sketches, drawings or reports relating to said Inventions, which records shall be and remain the property of SciClone. Goldstein agrees to execute, upon request by SciClone, signed transfer of copyright to SciClone when any copyrighted work is created by Goldstein in his capacity as a consultant to SciClone hereunder.

(d) Royalties. Goldstein understands and acknowledges that he shall not be entitled to any royalty, commission or other payment or license or right with respect to the Inventions.

(e) Future Patent Application or Copyright Registrations. If a patent application or copyright registration is filed by or on behalf of Goldstein within one (1) year after the termination of this Agreement describing an Invention within the scope of Goldstein's work for SciClone under this Agreement, Goldstein and Alpha agree that it is to be presumed that the Invention was conceived by Goldstein during the term of this Agreement.

6. Publications. Goldstein and Alpha agree not to, and Alpha agrees not to cause Goldstein to, publish on the results of any work Goldstein performs for SciClone with respect to Thymosin alpha 1 under this Agreement without the prior written approval of the Designated Officer.

7. Conflicting Obligations. (a) Goldstein and Alpha represent that each of them has advised SciClone in writing prior to the date of signing this Agreement of any relationship with third parties, including competitors of SciClone, which would present a conflict of interest with the rendering of the Services, or which would prevent Goldstein from carrying out the terms of the Agreement. Goldstein and Alpha agree to advise SciClone of any such relationships that arise during the term of this Agreement. SciClone will then have the option to terminate this Agreement without further obligation to Goldstein or Alpha, except to pay to Alpha the compensation earned through the date of termination.
(b) Alpha consents and agrees to the performance of Services by Goldstein for SciClone hereunder. Alpha further acknowledges and agrees that the Services to be performed by Goldstein hereunder are of a unique and intellectual character and are capable of being performed only by Goldstein, and that no other officer, director, employee or agent of Alpha may be substituted for Goldstein hereunder.

8. Confidential Information of Others. Goldstein agrees not to disclose to SciClone, or use in connection with his work for SciClone under this Agreement, any confidential or proprietary information or materials belonging to any third party, including without limitation that of Alpha, George Washington University or any prior employer.

9. Written Materials. All records, reports, notes, compilations, or other recorded matter, and copies or reproduction thereof, relating to SciClone's operations, activities or business, made or received by Goldstein in his capacity as a consultant hereunder during the term of this Agreement (the "Written Materials") are and shall be SciClone's exclusive property. Goldstein agrees to keep the Written Materials subject to SciClone's control, and to surrender the Written Materials upon the termination of this Agreement or at the request of SciClone before termination.

10. Prior Inventions. Goldstein agrees to notify SciClone and Alpha in writing before he makes any disclosure or performs any work on behalf of SciClone which appears to threaten or conflict with proprietary rights he or Alpha may claim in any invention or idea. The parties will endeavor to resolve any such conflict before any such work commences. Should the parties be unable to resolve such conflict amicably, SciClone reserves its right to resolve any such conflict with Goldstein or Alpha, as the case may be, in accordance with paragraph 15 herein.

11. Irreparable Harm. Goldstein and Alpha acknowledge that Goldstein's obligations under this Agreement are of a unique and intellectual character which gives them particular value, that a breach of any such obligations will result in irreparable and continuing damage to SciClone for which there may be no adequate remedy at law, and that in the event of a breach by Goldstein or Alpha of their obligations under this Agreement, SciClone shall be entitled to injunctive relief and/or a decree for specific performance and such other relief as may be deemed proper(including monetary damages, if appropriate) by a court of competent jurisdiction.

12. Independent Contractor. Goldstein acknowledges that he is an independent contractor, not an employee or agent of SciClone. Nothing in this Agreement shall render Goldstein an employee or agent of SciClone, nor authorize or empower him to speak for, represent or obligate SciClone in any way.

13. Limited Liability of Alpha. Except for its obligation to make Goldstein available to perform the Services contemplated by this Agreement and except for such other obligations as are specifically provided for herein, Alpha shall have no liability or obligation to SciClone or any other person under this Agreement in connection with or arising out of the Services to be provided hereunder, including without limitation any liability for any negligence or willful misconduct of Goldstein, and SciClone hereby waives and releases Alpha from any and all claims that it might otherwise have against Alpha with respect to the performance by Goldstein of the Services.

14. Termination. SciClone and Alpha each shall have the right to terminate this Agreement at any time upon thirty (30) days prior written notice. Termination shall not affect SciClone's rights or Goldstein's obligations under paragraphs 4, 5, 6 and 9 or the obligations of Alpha under Sections 5(a) and (e) and 6 above. Upon termination, no further payment shall be due from SciClone, except (a) payment for services of Goldstein already rendered and (b) to the extent not paid. payment of a pro rata portion of the minimum annual consulting fee through the effective date of termination.

15. Arbitration. In the event of any dispute, difference or question arising between the parties in connection with this Agreement, that dispute shall be resolved by arbitration between the parties before a single arbitrator jointly designated by the parties. The parties shall determine the place or places where the meetings are to be held in the counties of San Francisco or San Mateo, California, or the District of Columbia, or another mutually convenient location. The arbitrator must base his decision with respect to the difference before him on the content of this Agreement, and will be governed by the rules of the American Arbitration Association. His decision shall be binding on both parties. The fees of the arbitrator and any fees of the American Arbitration Association shall be paid by the party that does not prevail in the arbitration.
16.  Miscellaneous.

(a) This Agreement represents the entire understanding of the parties as to the subject matter contained in it. This Agreement may not be modified except by a writing signed by each of the parties.

(b) This Agreement may not be assigned by Goldstein or Alpha, without prior written consent of SciClone, or by SciClone without the prior written consent of Alpha; provided, however, that without any prior consent SciClone may assign the Agreement to
(i) to any United States subsidiary or affiliate; (ii) in connection with the transfer of sale of all or substantially all of its business to a third party domiciled in the United States;
(iii) in the event of its merger or consolidations with another company domiciled in the United States. In no case shall consent to assignment be unreasonably withheld. This Agreement shall be binding upon and inure to the benefits of the heirs, successors and assigns of the parties hereto.

(c) No amendment of or waiver of any obligation under this Agreement will be enforceable unless set forth in a writing signed by the party against whom enforcement is sought. The waiver of any provision shall not be construed as a waiver of any other provision of this Agreement.

(d) If any provision of this Agreement is held to be invalid, void or unenforceable for any reason, the remaining provisions shall nevertheless continue in full force and effect to the fullest extent permitted by law.

(e) No party may disclose the contents or terms of this Agreement to third parties at any time, provided, however, that any party may disclose such contents or terms to employees, attorneys, or advisors, to the extent necessary to carry out its obligations herein and to the extent required to comply with applicable law.

(f) This Agreement shall be construed in accordance with, and governed by, the laws of the State of California.

SciClone:                               Goldstein:
     /s/ David S. Horwitz                    /s/ Allan L. Goldstein
           signature                          signature

     Vice President                     Allan L. Goldstein
        title                                   name

        10/23/95                           Oct 9, 1995
         date                               date

                                        ###-##-####
                                   social security number

Alpha:

     /s/ R.J. Lanham
        signature

     Vice President & CFO
     title

     10/26/95
     date

Schedule A

Description of Services:

1. Thymosin alpha 1 is defined herein as that 28 amino-acid polypeptide commonly referred to as Thymosin alpha 1 in the existing scientific literature. any and all galenic improvements and/or enhancements thereto. and all modifications, fragments. analogs and synthetic derivatives thereof.

2. Consultation regarding Thymosin alpha 1. including basic. preclinical: and clinical studies. Also consultation regarding prior work with Thymosin alpha 1 to the extent permitted by prior. existing or future arrangements with Alpha 1 Biomedicals, Inc. Assistance in arranging collaboration with other Thymosin alpha 1 investigators.

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Schedule B

Fee Arrangements:

(1) A $25.000 retainer. payable upon execution of this Agreement and additional $25,000 retainer payable on the commencement date of each successive one-year term.

(2) A consulting fee of $250/hour, with a guaranteed minimum annual consulting fee of . $25.000, payable whether or not the corresponding consulting services are utilized. Compensable time shall include all travel time.

(3)  Reimbursement for all out-of-pocket travel and related
expenses, including business class air travel.
- ---------------------------------------------------------------------

Schedule C

SciClone Designated Officer:

Dr. David Horwitz. Vice-President